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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 (File
No. 333-     ) of our report dated May 27, 1998, on our audits of the
financial statements of Communications Services of Colorado, Inc. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand, L.L.P
Denver, Colorado
May 29, 1998